UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

On April 26, 2006, the Compensation Committee and the Board of Directors of TECO Energy, Inc. (the “Corporation”) approved the performance goals for the 2006 annual incentive awards under the Corporation’s Annual Incentive Compensation Plan (the “Plan”). The 2006 target incentive award percentages for the executives participating in the plan were set in January 2006 and reported in Exhibit 10.10.1 to the Corporation’s Annual Report on Form 10-K filed on March 7, 2006 (the “Annual Report”). The 2006 performance goals approved by the Committee and the relative weighting of such goals are set forth below:

•	Non-GAAP earnings, cash generation and operating units’ financial performance goals, and, for certain executive officers, additional quantitative targets, such as subsidiary performance in the case of a subsidiary president (45%)

•	Qualitative targets focusing on aspects of the business that directly relate to individual responsibilities (40%)

•	Earnings per share growth and return on equity goals relative to other companies in the utility industry (15%)

As discussed in the Annual Report, the Corporation’s base earnings and cash flow forecasts exclude the impact of any reduction in the benefits from synthetic fuel production which are subject to significant variability due to the potential impact of high oil prices. Similarly, the financial performance goals approved for the executive officers assume no reduction in the benefits from the synthetic fuel tax credits. In order that payouts under the 2006 Plan reflect the impact of oil prices on financial results, payouts under the Plan will be calculated by first determining each executive officer’s aggregate goal achievement as if there had been no synfuel-related impact on results, and then reducing that aggregate goal achievement by the same percentage that the Corporation’s earnings per share are impacted by any reduction in proceeds from the sale of synthetic fuel ownership interests due to high oil prices reducing the value of the synthetic fuel tax credits.

Also, as reported in the Corporation’s 2006 proxy statement, the 15% portion of each executive officer’s annual incentive award that is based on the Corporation’s annual earnings per share growth and return on equity relative to that of other companies in the industry is determined in April. The market data showed that the Corporation was in the top quartile of its peer group companies for earnings per share growth and return on equity, which resulted in the approval on April 26, 2006, of the maximum payout of 150% for these goals, in accordance with the terms of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2006	TECO ENERGY, INC.
(Registrant)

/s/ Gordon L. Gillette
Executive Vice President and Chief Financial Officer (Principal Financial Officer)